Exhibit 10.29

SQN VENTURE INCOME FUND II, LP

(a Delaware limited partnership)

Loan and Security Agreement

Borrower: TDG ACQUISITION COMPANY, LLC, a Delaware limited liability company	Date: September [ ], 2020

This LOAN AND SECURITY AGREEMENT (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) is entered into as of the date set forth above (the “Effective Date”) by and between SQN VENTURE INCOME FUND II, LP, a Delaware limited partnership (“Lender”), and the borrower named above (“Borrower”). Capitalized terms used but not otherwise defined herein shall have the meanings given them on Exhibit C. The parties agree as follows:

1.     Loans. Lender will make extensions of credit or other financial accommodations for Borrower’s benefit for general working capital purposes (including the Initial Term Loans as defined in Exhibit A) (collectively, the “Term Loans”). Borrower promises to pay Lender the amount of all Obligations (including all Term Loans and all other debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender now or later, including interest accruing but unpaid after any insolvency proceedings begin, and debts, liabilities, or obligations of Borrower assigned to Lender) pursuant to the terms and conditions of this Agreement or any Loan Document and as set forth on Exhibit A. Lender’s obligation to make any Term Loans is subject to the satisfaction by Borrower or waiver by Lender of the conditions precedent set forth in Section 5 and Exhibit A herein, including, without limitation, Lender’s receipt of the agreements, documents and fees it reasonably requires.

2.     Security Interest. As security for all present and future Obligations and for Borrower’s performance for each of its duties hereunder, Borrower grants Lender a continuing first-priority security interest in all of Borrower's interest in the Collateral (as defined in Exhibit B).

3.     Representations, Warranties and Covenants of Borrower. Except as set forth on Exhibit D attached hereto, Borrower represents, warrants and covenants to Lender as follows, as of the Effective Date, and with respect to covenants, for so long as this Agreement is in effect or any Obligations (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) remain outstanding:

3.1       Existence; Authority. Each of Borrower and its Subsidiaries is and will continue to be, duly existing and in good standing in its state of formation or organization and qualified and licensed to do business in, and in good standing in, any state where such qualification or licensing is necessary, except for jurisdictions in which failure to do so would not have a Material Adverse Change on Borrower or such Subsidiary (as applicable). The execution, delivery and performance by Borrower of this Agreement and all other Loan Documents have been duly and validly authorized and do not (i) conflict with Borrower’s formation documents (ii) constitute an Event of Default under any material agreement by which Borrower is bound or (iii) conflict with or violate any applicable law or regulation by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected.

3.2       Collateral. Lender has and will at all times continue to have a first-priority perfected security interest in all of the Collateral except for Permitted Liens. Borrower has, and will continue to have, good title to the Collateral, free of any liens except Permitted Liens. Borrower will promptly advise Lender in writing of any material loss or damage to the Collateral. If, at any time, Borrower has knowledge that it shall have acquired a commercial tort claim, Borrower shall promptly provide written notice thereof to Lender and grant to Lender in writing a security interest therein and in the proceeds thereof. All Collateral consisting of tangible property is located at (i) the location set forth on the signature page hereof or (ii) such other locations as to which Borrower has given Lender prior written notice and as to which Borrower has delivered to Lender a duly executed Landlord Waiver, Bailee Agreement, Equipment Holder Acknowledgement or similar collateral access agreement.

3.3       Financial Matters. All financial statements (including notes and schedules) now or in the future delivered to Lender, (i) have presented, and will present, fairly in all material respects Borrower’s financial condition and its results of operations, and (ii) have been, and will be, prepared in conformity with generally accepted accounting principles (“GAAP”). Except as disclosed to the Lender, since the last date covered by any such statement, there has been no material impairment in the financial condition or business of Borrower. Borrower will provide Lender with all financial reports as set forth on Exhibit A attached hereto, as well as any other financial information reasonably requested by Lender from time to time, including budgets, projections and plans.

3.4       Statement of Borrower’s Information. All of Borrower’s information set forth on Exhibit D is true and correct as of the Effective Date, and Borrower shall provide written notice to Lender of any material changes within the prescribed periods of time set forth therein.

3.5       Taxes; Legal Compliance. Borrower has filed, and will file, when due, all federal and state and all other material tax returns and reports required by applicable law. Borrower has paid, and will pay when due, all taxes, assessments, deposits and contributions now or in the future owed (except for taxes and assessments being contested in good faith with adequate reserves under GAAP). Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

3.6       Insurance. Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance as is customary for companies similarly situated to Borrower. All property policies will have a lender’s loss payable endorsement showing Lender as a lender loss payee and all liability policies will show Lender as an additional insured and provide that the insurer must give Lender at least twenty days’ notice before canceling its policy.

3.7       Access. Upon three (3) Business Day’s prior notice, Lender or its agents shall have the right to inspect the Collateral and to audit and copy Borrower's books and records during Borrower’s regular business hours. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, Lender shall not be required to provide written notice to Borrower of any inspection or audit. The parties acknowledge that the Lender is intended to qualify as a “venture capital operating company” as defined in Department of Labor Regulation 29 C.F.R. Section 2510.3-101 (the “Plan Assets Regulation”) and the Lender’s investment in Borrower is intended to be a qualifying “venture capital investment” for purposes of the VCOC 50% assets test under the Plan Assets Regulation.  The Lender’s rights set forth in this Section 3.7 are intended to satisfy the “management right” requirement under the Plan Assets Regulation.  If at any time these rights are reasonably deemed insufficient by the Lender to enable the Lender to qualify as a VCOC, whether due to a change in the governing law or regulations or otherwise, Borrower and the Lender agree to reasonably cooperate in good faith to agree upon mutually satisfactory management rights that will satisfy the requirements for VCOC qualification for the Lender.

3.8       Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

3.9       Additional Agreements. Borrower will not, and will not permit any of its Subsidiaries to, without Lender's prior written consent (not to be unreasonably withheld), do any of the following: (i) convey, sell, lease, transfer or otherwise dispose of (“Transfer”) any of its property other than Permitted Transfers; (ii) engage in any business other than the business currently engaged in by Borrower or reasonably related thereto; (iii) fail to provide notice to Lender of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after his or her departure from Borrower; (iv) permit or suffer to exist a change in its ownership existing as of the Effective Date in excess of the Ownership Threshold, except for the sale of capital stock to venture or private equity investors in a bona fide equity financing, provided that Lender receives at least five (5) Business Days’ prior written notice of such sale, such investors are reasonably acceptable to Lender and such sale does not otherwise result in an Event of Default; (v) create any new Subsidiary or merge or consolidate with any party, or acquire all or substantially all of the capital stock or assets of another party; (vi) incur or become liable for any indebtedness other than Permitted Indebtedness and/or prepay any indebtedness (other than trade payables); (vii) assign or convey any rights to income or incur or allow any lien, security interest or other encumbrance on any of its property other than Permitted Liens; (viii) make any investments except for Permitted Investments; (ix) other than tax distributions, pay or declare any cash dividends on Borrower's stock; (x) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock other than stock repurchased in connection with the termination of employment or service as a consultant or director; (xi) directly or indirectly enter into any material transaction with any affiliate except in the ordinary course of business upon reasonable terms no less favorable than those in an arm’s-length transaction with a non-affiliate and/or Subordinated Debt financings with Borrower’s existing investors; (xii) make any payment on, or materially change any term relating to, any indebtedness which is subordinated to any indebtedness owed to Lender by Borrower; or (xiii) maintain any depository, operating or investment accounts unless such accounts are subject to account control agreements in favor of Lender. Borrower shall not, without at least thirty (30) days’ prior written notice to Lender, relocate its principal offices from Borrower’s address set forth on the signature page hereof or change its state of formation or name. Borrower shall take or authorize any further actions (including Lender’s filing of financing statements to perfect Lender’s security interest in the Collateral) and execute any further instruments as Lender reasonably requests to perfect or continue Lender’s security interests or to affect the purposes of this Agreement.

3.10     Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, in the aggregate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in such certificates or statements not misleading.

3.11     Minimum Cash. Borrower shall maintain a minimum cash balance of a minimum of six (6) months of liquidity based on trailing three month aggregate cash burn; provided that, Lender may waive the requirements of this Section 3.11, in its sole discretion, to provide Borrower with one-time working capital needs to fulfill purchase orders with less than sixty (60) days of payment inclusive of receivables.1

4.     Term. This Agreement shall continue in effect until the later of (i) the maturity date set forth in Exhibit A (the “Maturity Date”) or (ii) the date all Obligations are indefeasibly repaid in full. On the Maturity Date or on any earlier effective date of termination of this Agreement, Borrower shall pay in cash all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall in any way affect or impair any security interest or other right or remedy of Lender, nor shall any such termination relieve Borrower of any obligation to Lender, until all of the Obligations have been indefeasibly paid and performed in full.

5.     Conditions Precedent.

5.1       Conditions Precedent to the Initial Term Loan. The obligation of Lender to make its Initial Term Loans hereunder is, in addition to the conditions precedent specified in Section 5.2 hereof and on Exhibit A, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance reasonably satisfactory to Lender and its counsel: (i) a Corporate Borrowing Certificate, substantially in the form attached hereto as Exhibit F, duly executed and delivered by a Responsible Officer of Borrower, together with (a) copies of the organizational and charter documents of Borrower (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the Effective Date and (b) a copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents; (ii) original counterparts of this Agreement and the other Loan Documents (including, without limitation, the Warrant, substantially in the form attached hereto as Exhibit E), with all schedules completed and attached thereto, and disclosing such information as is reasonably acceptable to Lender; (iii) UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel; (iv) a certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization and any foreign jurisdictions where Borrower is qualified to do business and the failure to be so qualified could reasonably be expected to have a Material Adverse Change; (v) insurance certificates showing Lender as loss payee or additional insured on Borrower’s commercial general liability and business personal property insurance policies; (vi) filing copies (or other evidence of filing satisfactory to Lender and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall reasonably request; (vii)

5.2       [

5.3       reserved]; (viii) a duly executed Landlord Waiver, Bailee Agreement and/or Equipment Holder Acknowledgment for each third party location where Collateral is held; (ix) a copy of Borrower’s investor rights agreement and cap table, (x) a duly executed account control agreement for each depository, operating or investment account maintained by Borrower in favor of Lender, (xi) payment of all fees and expenses due to Lender hereunder, (xii) an Intellectual Property Security Agreement, (xiii) a duly executed Subordination Agreement from each holder of Subordinated Debt along with evidence that the maturity date of all Subordinated Debt has been extended to a date after the Maturity Date, each in form and substance satisfactory to the Lender and (xiv) such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement and the other Loan Documents.

1 NTD: The concept is that the Company must maintain 6 months liquidity, but if there is a large Purchase Order with receivables that is due within 60 days, the Company can drop below the 6 months upon consent so long as the collected receivable brings the Company back in compliance.

5.4       Conditions Precedent to All Term Loans. The obligation of Lender to make its Initial Term Loans and each subsequent Term Loan is subject to the following further conditions precedent that: (i) no Default or Event of Default has occurred and is continuing or will result from the making of any such Term Loan, and the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the Funding Date, except to the extent such representations and warranties are made as of a specified date in which case such representations and warranties shall be true and correct in all material respects as of such specified date; (ii) no event has occurred that has had or could reasonably be expected to result in a Material Adverse Change; (iii) Borrower shall have delivered to Lender an Loan Request Form for such Term Loan; (iv) Borrower shall have delivered an original executed Promissory Note evidencing such Term Loan, substantially in the form attached hereto as Exhibit I; (v) Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Loan Documents, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Term Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral; and (vi) Borrower shall have delivered to Lender Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

6.     Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) Borrower fails to deliver the financial statements and other information pursuant to Section 3.3 above within the prescribed period of time; (ii) Borrower violates any of the covenants set forth in Section 3.9 above; (iii) Borrower fails to pay when due any Term Loan or any other monetary Obligation within three (3) Business Days after the due date (during which time no additional Term Loans shall be made by Lender); (iv) Borrower fails to perform any obligation (other than payment of any Term Loan or any other Obligations or those pursuant to Sections 3.3 and 3.9 above) or covenant hereunder, which, if such default can be reasonably cured, is not cured within ten (10) days after the date due (or a later date, as approved in writing by Lender); (v) a Material Adverse Change has occurred; (vi) there is a material impairment in the perfection or priority of Lender’s security interest in the Collateral or in the value of such Collateral (other than normal depreciation) which is not covered by adequate insurance; (vii) any representation, or written statement given to Lender by or on behalf of Borrower, now or in the future, is untrue or misleading in a material respect; (viii) a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any indebtedness exceeding the Threshold Amount or that could reasonably be expected to cause any material impairment in Borrower’s business, operations or financial or other condition of Borrower; (ix) one or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any governmental authority, and the same are not, within thirty (30) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no additional Term Loans will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree); (x) the attachment, seizure, levy or possession by a trustee or receiver of any material portion of Borrower’s assets which is not removed within thirty (30) days from its occurrence; (xi) the enjoinment, restraint or prevention by court order from conducting a material part of Borrower’s business, which is not terminated within ten days of its occurrence; (xii) the dissolution, winding up, or insolvency of Borrower; or (xiii) the appointment of a receiver, trustee or custodian, for all or part of the property of, assignment for the benefit of creditors by Borrower, Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no additional Term Loans shall be made while of any of the conditions described in this clause (xiii) exist and/or until any Insolvency Proceeding is dismissed).

7.     Rights and Remedies. If an Event of Default occurs and continues, Lender may, without notice or demand do any or all of the following: (i) accelerate and declare all or any portion of the Term Loans and other Obligations to be immediately due and payable (but if an Event of Default described in Sections 6(xii) or 6(xiii) occurs, all Obligations are immediately due and payable without any action by Lender); (ii) stop advancing money or extending credit for Borrower’s benefit under this Agreement or any other agreement between Borrower and Lender; (iii) settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Lender considers advisable; (iv) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral (and Borrower will reasonably cooperate with Lender accordingly); (v) apply to the Obligations any balances and deposits of Borrower that Lender holds or any amount held by Lender owing to or for the credit or the account of Borrower; (vi) increase the then-existing interest rate by an additional five percent (5.00%) per annum; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell or otherwise dispose the Collateral; (viii) place a “hold” on any account maintained with Lender and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and/or (ix) exercise any other rights and remedies permitted by applicable law. Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Lender as its lawful attorney to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any account or drafts against account debtors, (c) make, settle, and adjust all claims under Borrower's insurance policies; (d) settle and adjust disputes and claims about the accounts directly with account debtors for amounts and on terms Lender determines reasonable; and (e) transfer the Collateral into the name of Lender or a third party as the New York Uniform Commercial Code permits. Lender may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Lender’s appointment as Borrower's attorney in fact, and all of Lender's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed. All of Lender’s rights and remedies under this Agreement or any other agreement between Lender and Borrower are cumulative. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

8.     General.

8.1       No Waivers; Amendments. The failure of Lender at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Lender’s right to later demand and receive strict compliance. Any waiver of a default shall not waive any other default. None of the provisions of this Agreement may be waived except by a specific written waiver signed by Lender and delivered to Borrower. The provisions of this Agreement may not be amended except in a writing signed by Borrower and Lender.

8.2       Indemnification. Borrower will indemnify, defend and hold harmless Lender and its affiliates, and each of their officers, directors, employees, attorneys, accountants and agents against: (i) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated hereunder; and (ii) all losses and expenses incurred, or paid by Lender arising from transactions between Lender and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except, as to both “(i)” and “(ii)” in this Section 8.2, for losses caused by Lender’s gross negligence or willful misconduct. This Section 8.2 shall survive termination of this Agreement.

8.3       Lender Expenses; Attorneys’ Fees. Borrower shall reimburse Lender for all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing this Agreement and the other Loan Documents with Lender (including appeals or insolvency proceedings) (collectively, “Lender Expenses”). If, subject to the foregoing, Lender or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees from the non-prevailing party.

8.4       Binding Effect; Assignment. This Agreement is binding upon and for the benefit of the successors and permitted assignees of each party. Borrower may not assign any rights under this Agreement without Lender’s prior written consent. Lender may, without the consent of or notice to Borrower, sell, assign or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

8.5       Notices. All notices by any party required or permitted under this Agreement or any other related agreement must be in writing and be personally delivered or sent by overnight delivery, certified mail (postage prepaid and return receipt requested), or facsimile to the addresses and numbers below.

8.6       Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the federal and state courts in New York, New York.

8.7       Successors and Assigns. This Agreement is binding upon and for the benefit of the successors and permitted assignees of each party. Borrower may not assign any rights under this Agreement without Lender’s prior written consent. Lender may, without the consent of or notice to Borrower, sell, assign or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

8.8       Other. If any provision hereof is unenforceable, the remainder of this Agreement shall continue in full force and effect. This Agreement (including exhibits and schedules hereto) and any other written agreements and, documents executed in connection herewith are the complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated herein. This Agreement may be executed in one or more counterparts, all of which when taken together will constitute one agreement.

9.     Confidentiality. In handling any confidential information, Lender will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Lender’s Subsidiaries or affiliates; (ii) to prospective transferees or purchasers of any interest in the loans (provided that Lender shall use commercially reasonable efforts in obtaining such transferee’s or purchaser’s agreement of the terms of this provision); (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with Lender’s examinations and audits; (v) as Lender considers appropriate in exercising remedies under this Agreement; or (vi) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (a) in the public domain or in Lender’s possession from a source other than Borrower when disclosed to Lender or becomes part of the public domain after disclosure to Lender other than as a result of Lender’s breach of this Agreement; or (b) disclosed to Lender by a third party, if, after reasonable investigation and inquiry, Lender does not know or have reason to believe, that the third party is prohibited from disclosing the information.

10.   Mutual Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

[Signature page follows.]

SQN VENTURE INCOME FUND II, LP

(a Delaware limited partnership)

In Witness Whereof, the parties hereto have executed this Agreement as of the date initially set forth above.

Borrower:

TDG ACQUISITION COMPANY, LLC

By:	/s/ Rich Ryan
Name:	Rich Ryan
Title:	Chief Executive Officer

Address:	336 Summit Point Drive
Henrietta, New York 14467
Attn: Rich Ryan

Lender:

SQN VENTURE INCOME FUND II, LP

By:	/s/ Ryan McCalley
Name:	Ryan McCalley
Title:	Managing Partner

Address:	100 Arboretum Drive, Suite 105
Portsmouth, New Hampshire 03801
Attn: Ryan McCalley

EXHIBIT A
LOAN TERMS

Borrower:   TDG ACQUISITION COMPANY, LLC

TERM LOANS

Total Commitment:	Two Million Dollars ($2,000,000)

Initial Term Loan:	On the Effective Date, or as soon thereafter as all conditions precedent to the making thereof have been met, Lender shall make one (1) term loan to Borrower in the aggregate principal amount of Two Million Dollars ($2,000,000) (the “Initial Term Loans”) according to Lender’s term loan commitment (the “Initial Term Loan Commitment”) as set forth above. Once repaid, the Initial Term Loan may not be re-borrowed.

Optional Reserve:	On or after the Effective Date, Borrower may request additional Term Loans from the Lender in an aggregate principal amount not to exceed One Million Dollars ($1,000,000) (the “Optional Reserve”); provided, however, that the availability for the Borrower to draw such Optional Reserve Term Loans shall not extend past December 31, 2020. Lender may, in its sole discretion, grant or deny Borrower’s request (if any) to draw the Optional Reserve based on, among other things, Lender’s review of Borrower’s creditworthiness and Borrower and Lender’s execution of an amendment to this Agreement in form and substance acceptable to the Lender in its sole discretion.

Maturity Date:	[ ], 202[ ][2]

Interest:	The Initial Term Loan accrues interest on the outstanding principal balance at a fixed rate per annum of twelve and one half percent (12.50%). Interest is computed on a 360 day year for the actual number of days elapsed.

Any amounts outstanding during the continuance of an Event of Default shall bear additional interest at the rate of five percent (5.00%) per annum.

Interest-Only Period:	The period beginning on the Effective Date and ending on [__________][3], 2021; provided, however, if the Borrower achieves the Interest-Only Extension Milestone, the Interest-Only Period shall automatically, with no further action required by the parties hereto, be extended through [ ], 2021[4].

Repayment:	The Initial Term Loan shall be payable as follows:

If the Funding Date of the Initial Term Loans is not the first day of the month, Borrower shall pay Lender all interest, in advance, on the outstanding principal balance of the Initial Term Loans for the period from the Funding Date through the last day of the same month.

[2]	NTD: To be 36 months from the Effective Date.
[3]	To be 6 months from the Effective Date.
[4]	To be 12 months from the Effective Date.

During the Interest Only Period, beginning on the first day of the month following the Funding Date of the Initial Term Loans, interest shall be payable in advance from Borrower to Lender on the first day of each month.

Commencing on the first day of the first full month immediately following the end of the Interest Only Period, and continuing on the first day of each consecutive month thereafter, Borrower shall make thirty (30) equal payments of principal and interest in advance on the Initial Term Loans to Lender; provided, however, if the Interest-Only Extension Milestone is achieved, the Borrower shall make twenty four (24) equal payments of principal and interest in advance on the Initial Term Loans to Lender.

On the Maturity Date, Borrower shall pay Lender all outstanding principal, all accrued unpaid interest related to the Initial Term Loans, the Final Payment, and all other sums, including Lender Expenses, if any, that shall have become due and payable.

Voluntary Prepayment:	Borrower shall have the option to prepay all Term Loans in full, provided Borrower (i) shall provide written notice to Lender of its election to prepay the Term Loans at least ten (10) days prior to such prepayment and (ii) pays, on the date of such prepayment, (a) all outstanding principal and accrued but unpaid interest, plus (b) all other sums, including Lender Expenses, if any, that shall have become due and payable. In addition to the payment of the outstanding principal amount, accrued and unpaid interest, fees and other Obligations due and payable at any time, not as a penalty, but in consideration for Lender providing the Term Loans and other benefits granted by Lender to Borrower hereunder, upon any repayment in full of the Obligations from at any time, Borrower agrees to pay to Lender and Lender shall be entitled to receive payment of an additional sum sufficient to provide Lender with a minimum return on the Obligations (including all amounts funded by Lender from time to time) equal to 1.5x of all funded Term Loans made pursuant to this Agreement (the “Minimum Return Amount”). For the avoidance of doubt, in determining the Minimum Return Amount received by the Lender, all payments of principal and interest shall be included in the calculation for determining whether the Minimum Return Amount shall have been achieved.

Mandatory Prepayment:	If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Lender an amount equal to the sum of (i) all outstanding principal and accrued but unpaid interest, plus (ii) all other sums, including Lender Expenses, if any, that shall have become due and payable.

Application of Payments:	Payments received after 12:00 p.m. (New York City time) are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

LIMITATION TO LENDER ’S OBLIGATIONS

Limitation:	Lender’s obligation to lend the undisbursed portion of the Total Commitment will terminate if Lender determines, in the exercise of its good faith business judgment, that a Material Adverse Change has occurred or it is the clear intention of Borrower’s investors in the aggregate to not continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy its Obligations, as they become due and payable.

FEES

Facility Fee:	Borrower will pay on the Effective Date a fully earned, non-refundable facility fee of Twenty Thousand Dollars ($20,000).

Optional Reserve Facility	Fee: Borrower will pay on any Funding Date of the Optional Reserve Term Loans a fully earned, non-refundable facility fee equal to one percent (1.00%) of the Optional Reserve Term Loans funded on such date.

Good Faith Deposit:	Borrower has paid to Lender a good faith deposit of Fifteen Thousand Dollars ($15,000) to initiate Lender’s due diligence review process, which amount shall be applied to the Facility Fee on the Effective Date.

WARRANT

Warrant:	Concurrently on the Effective Date, Borrower will issue to Lender a warrant in the form attached hereto as Exhibit E.

FINANCIAL REPORTING REQUIREMENTS

Financial Reports:	Borrower shall provide Lender :

▪ Compliance Certificate. Within thirty (30) days after the end of each month, a Compliance Certificate in the form attached hereto as Exhibit J.

▪ Monthly Financial Statements. Within thirty (30) days after the end of each month, monthly financial statements (including but not limited to income statements, balance sheets, statements of cash flows and total cash balances), prepared by Borrower, which shall be prepared in accordance with GAAP, subject to the absence of footnotes and year-end audit adjustments.

▪ A/R and A/P Agings. Within thirty (30) days after the last day of each month (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), and general ledger.

▪ Annual Audited/Reviewed Financial Statements. As soon as available, and in any event within one hundred twenty (120) days following the end of each fiscal year of Borrower, annual audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion from independent public accountants acceptable to Lender (the “Annual Financial Statements”); provided however, if Borrower’s board of directors does not require audited Annual Financial Statements for any fiscal year, Borrower shall instead deliver company-prepared Annual Financial Statements for such fiscal year only and Lender shall waive the opinion required in connection therewith.

▪ Annual Projections. Within thirty (30) days after delivery of the same to the Borrower’s Board of Directors, and within seven (7) days of any updates or amendments thereto, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then-current fiscal year of Borrower, and (B) annual financial projections for the then-current fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections.

▪ Board Materials. As soon as available, but no later than ten (10) Business Days after each meeting of Borrower’s board of directors, copies of the minutes of such meeting together with copies of the board packets and/or other information provided to the board of directors in connection with each such meeting.

▪ Other Information. Other information as may reasonably be required by Lender.

EXHIBIT B
COLLATERAL

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property as such terms are defined under the UCC:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, commercial tort claims, deposit accounts, fixtures, Intellectual Property, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Lender, Borrower has agreed not to encumber any of its Intellectual Property without Lender’s prior written consent, other than with respect to the Lender pursuant to the terms of this Agreement.

For purposes hereof, the following terms have the following meanings:

“Borrower's Books” means all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

B-1

EXHIBIT C
DEFINITIONS

As used in this Agreement, the following words shall have the following meanings:

“Borrower’s Books” has the meaning given to such term on Exhibit B.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Lender is closed.

“Collateral” has the meaning given to such term on Exhibit B.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Event of Default” has the meaning given to such term in Section 6.

“Funding Date” shall mean any date on which a Loan is made to or on account of Borrower under this Agreement.

“Initial Term Loan” has the meaning given to such term on Exhibit A.

“Initial Term Loan Commitment” has the meaning given to such term on Exhibit A.

“Intellectual Property” means any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Interest-Only Extension Milestone” means Borrower’s delivery of evidence satisfactory to Lender in its sole discretion, on or prior to [            ], 20215, demonstrating that Borrower: has achieved [(i) at least $[            ] in revenues for the period ended [            ], 20[            ] and (ii) maintained at least $[            ] in cash on hand]6.

“Interest-Only Period” has the meaning given to such term on Exhibit A.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Key Person” is Borrower’s Chief Executive Officer, who is Rich Ryan as of the Effective Date.

“Lender Expenses” has the meaning given to such term in Section 8.3.

“Loan Documents” are, collectively, this Agreement, the Warrant, any subordination agreement, any joinder, any Promissory Note or guaranties executed by Borrower or any guarantor, and any other present or future agreement between Borrower and/or for the benefit of Lender in connection with this Agreement, all as amended, extended or restated.

5 To be 12 months from the Effective Date.

6 NTD: SQN and Borrower to discuss.

“Material Adverse Change” means a material impairment in (a) the prospects, business, operations, or financial condition of Borrower, (b) the prospect of repayment of any portion of the Obligations; or (c) in the perfection or priority of Lender’s security interest in the Collateral or in the value of such Collateral.

“Minimum Return Amount” has the meaning given to such term on Exhibit A.

“Obligations” are Borrower’s obligation to pay when due any debts (including all Loans), principal, interest, Lender Expenses, and other amounts Borrower owes Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and the performance of Borrower’s duties under the Loan Documents; provided, however, that the term “Obligations” shall not include any of Borrower’s obligations arising under either (i) the Warrant or (ii) if the Warrant is exercised and the Lender becomes a party thereto, the Borrower’s limited liability company agreement or any other document executed in connection with the issuance of equity to the Lender.

“Optional Reserve” has the meaning given to such term on Exhibit A.

“Ownership Threshold” means forty-nine percent (49%).

“Permitted Indebtedness” means (a) Borrower’s indebtedness to Lender ; (b) indebtedness existing on the Effective Date, including any Subordinated Debt, and shown on Exhibit D; (c) indebtedness incurred by Borrower owed to a third-party subordinated to Borrower’s indebtedness owed to Lender which subordination is reflected in a written agreement as accepted and approved by Lender prior to the incurrence of such third-party indebtedness and additional Subordinated Debt financings with Borrower’s existing investors; (d) indebtedness to trade creditors incurred in the ordinary course of business; (e) indebtedness secured by Permitted Liens in an aggregate principal amount not to exceed Fifty Thousand Dollars ($50,000); (f) indebtedness arising from the endorsement of instruments in the ordinary course of business; and (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clauses (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower or its Subsidiaries, as the case may be.

“Permitted Investments” means (a) investments shown on Exhibit D and existing on the Effective Date; (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Ratings Service or Moody's Investors Service, Inc., (iii) certificates of deposit issued maturing no more than 1 year after issue, (iv) investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and such amendments thereto) has been approved by Lender in writing (which approval shall not be unreasonably withheld, conditioned or delayed); (c) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (d) investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; (e) deposit and investment accounts of Borrower in which Lender has a lien prior to any other lien (other than liens securing customary fees and expenses (but no credit/debt relationship or margin account) of the depository or investment intermediary); and (f) investments not otherwise permitted in an aggregate amount of not more than Fifty Thousand Dollars ($50,000) in each fiscal year.

“Permitted Liens” means (a) liens existing on the Effective Date, including liens on the Collateral securing Subordinated Debt, and shown on Exhibit D or that are in favor of Lender; (b) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books, if they have no priority over any of Lender 's security interests; (c) purchase money liens (i) on equipment and related software acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the equipment and related software, if any, including the financing of the costs of shipping, taxes and installation, or (ii) existing on equipment and related software when acquired, if the lien is confined to such property, improvements thereon, and proceeds thereof; (d) liens in favor of other financial institutions arising in connection with Borrower’s deposit or investment accounts held at such institutions to secure customary fees and charges (but not credit/debt relationships or margin accounts), provided that Lender has a perfected security interest in the amounts held in such deposit accounts; (e) statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they have no priority over any of Lender's security interests, and the aggregate amount of such liens does not at any time exceed Fifty Thousand Dollars ($50,000); (f) liens arising from the filing of any financing statement on operating leases, to the extent such operating leases are permitted under this Agreement; (g) liens on cash collateral securing reimbursement obligations to Lender under letters of credit; (h) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not likely to result in a Material Adverse Change; and (i) licenses and sublicenses granted by Borrower in the ordinary course of its business and not otherwise prohibited by this Agreement.

“Permitted Transfer” means Transfers of (a) Inventory in the ordinary course of business; (b) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and other non-perpetual licenses that may be exclusive in some respects, such as, by way of example, with respect to field of use or geographic territory, but that do not result, under applicable law, in a sale of all of Borrower’s interest in the property that is the subject of the license; and (c) worn-out or obsolete equipment.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Plan Assets Regulation” has the meaning given to such term in Section 3.7.

“Responsible Officer” is each of the Chief Executive Officer and the Chief Operating Officer of Borrower.

“Subordinate Creditors” means [            ] and [            ].7

“Subordination Agreement” means that certain Subordination Agreement, of even date herewith, by and between the Subordinate Lenders, Creditors, and Borrower, or any future subordination agreements entered into for the benefit of Lender by Borrower, Lender and third parties.

“Subordinated Debt” means the loans from the Subordinate Creditor described in and subject to the Subordination Agreement, including subordinated debt subject to future subordination agreements.

“Subsidiaries” means any entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by Borrower.

“Term Loan Commitment” means the Initial Term Loan Commitment and any additional commitments of Lender to advance term loans to Borrower under this Agreement.

“Term Loans” has the meaning given to such term in Section 1.

“Threshold Amount” means One Hundred Thousand Dollars ($100,000).

“Total Commitment” has the meaning given to such term on Exhibit A.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

7 NTD: Borrower to advise.

“Warrant” means each Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of any Lender.

EXHIBIT D8
STATEMENT OF BORROWER’S INFORMATION

Borrower hereby represents and warrants, as of the date of the Agreement, subject to any updates provided to Lender as required under the Agreement: (If none, please indicate so. Attach additional pages, if necessary.)

*1. The exact legal name of Borrower, as set forth in its formation documents, is: TDG Acquisition Company, LLC .

*2. Borrower currently operates and has operated during the previous five years under only the following names: TDG Acquisition Company, LLC & Six15 Technologies .

*3. Borrower is organized in the State of Delaware and is qualified to do business in the following states: New York , Virginia .

*4. The following are all of Borrower’s Subsidiaries and their respective states (or countries, if other than the U.S.) and dates of formation, as well as the percentage of total capital stock owned by Borrower:

N/A

**5. The following are all actions, suits, proceedings and investigations pending, or to Borrower’s knowledge, currently threatened by or against Borrower, in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change in Borrower’s business, operations or financial condition:

N/A

**6. The following is a description of all returns, recoveries, disputes and claims of at least $50,000 each, received by Borrower within the last thirty (30) days:

N/A

[7. The following are all of Borrower’s copyrights or mask works registered with the United States Copyright Office:]

None

[8. The following are all of Borrower’s patents, trademarks and service marks, and all applications filed by Borrower in the United States Patent & Trademark Office for a patent or to register a trademark or service mark:]

8 T be completed by Borrower and Borrower’s counsel.

D-1

[9. The following is all of Borrower’s indebtedness existing as of the date of the Agreement:]

10. The following is all of Borrower’s investments (other than Subsidiaries) existing as of the date of the Agreement:

N/A

11. The following are all liens to which Borrower’s assets and property are subject as of the date of the Agreement:

N/A

12.       Other exceptions to representations and warranties under Section 3 of the Agreement:

None

13.       Borrower’s completed and executed IRS Form W9 is attached hereto as Annex 1.

Borrower must update Lender of any material change to information:

*	at least thirty (30) days’ prior to the date of occurrence of the event necessitating such update.
**	within five (5) days’ of the date of occurrence of the event necessitating such update.

D-2

ANNEX 1

IRS Form W9

[see attached]

Annex-1

EXHIBIT E
WARRANT TO PURCHASE STOCK

[see attached]

E-1

EXHIBIT F9
CORPORATE BORROWING CERTIFICATE

Borrower:	TDG ACQUISITION COMPANY, LLC	Date: [DATE]
Lender :	SQN VENTURE INCOME FUND II, LP

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s [Articles] [Certificate] of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and SQN VENTURE INCOME FUND II, LP (“Lender ”) may rely on them until Lender receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

9 Borrower to update resolutions for Company form.

F-1

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Lender.

Execute Loan Documents. Execute any loan documents Lender requires.

Grant Security. Grant Lender a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name:

Title:

F-2

EXHIBIT G
LOAN REQUEST FORM

Deadline for five (5) Business Day processing is 12:00 pm (New York City time)

Fax To: [__________]	Date:

☐ Loan:

To Account #
(Deposit Account #)

Amount of Loan $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature: Phone Number:

G-1

☐ Outgoing Wire Request

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00 pm (New York City time)

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):
Print Name/Title:	Print Name/Title:
Telephone #	Telephone #

G-2

EXHIBIT H
LANDLORD WAIVER

_______________________ (“Landlord”) is the owner of real property commonly known as _________________________________________________ (the “Premises”) and has leased the Premises to TDG Acquisition Company, LLC (“Tenant”).

1.       Landlord acknowledges that it has received notice that Tenant has or will enter into a Loan and Security Agreement (the “Agreement”) with SQN VENTURE INCOME FUND II, LP (the “Lender”), whereby Tenant will grant to Lender a first priority security interest in certain collateral (the “Collateral”), all or part of which is currently or may be located upon or affixed to the Premises.

2.       Landlord agrees that Lender’s rights in the Collateral are superior to any right or claim which Landlord may have and waives and releases any and all rights it may have against the Collateral for any rent or other sums due or to become due, under any lease for the Premises or otherwise, and all claims and demands of every kind against the Collateral.

3.       Landlord agrees that the Collateral will remain personal property and will not become part of the Premises, regardless of the manner in which it may be affixed to real property, and will allow Lender or its Lender to enter the Premises any time to remove the Collateral in the exercise of its rights and remedies arising under the Agreement.

4.       This Waiver shall be binding upon the heirs, administrators, executors, successors and assigns of the Landlord, and shall inure to the benefit of the successors and assigns of Lender and the Lender.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Waiver this _____ day of [DATE].

LANDLORD:

By:

Name:

Title:

H-1

EXHIBIT I
FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$____________________	[DATE]

San Francisco, California

The undersigned (“Borrower”) promises to pay to the order of SQN VENTURE INCOME FUND II, LP, a Delaware limited partnership (“Lender”), at its office at 100 Arboretum Drive, Suite 105, Portsmouth, New Hampshire 03801, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum of twelve and one half percent (12.50%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein.

This Note is one of the Promissory Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of September [ ], 2020, between Borrower and Lender (as amended, restated or supplemented from time to time, the “Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Agreement. The Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On the Funding Date, Borrower shall pay [if the Funding Date is not the first day of the month,] interest only at a rate of [____]% per month, in advance, on the outstanding principal balance of this Note for the period from the Funding Date through [the last day of the same month] in the amount of _______________________ Dollars ($__________).

Commencing on [the first day of the first full month after the Funding Date], and continuing on the first day of each consecutive month thereafter until the first day of the last month of the Interest-Only Period, interest only at the Designated Rate shall be payable, in advance, in [________ (__)] equal consecutive monthly installments of ______________________________ Dollars ($__________) each.

Commencing on [the first day of the month after the Interest-Only Period], and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in equal consecutive monthly installments of ______________________________ Dollars ($__________) each.

The Final Payment and any unpaid expenses, fees, interest and principal shall be due and payable on [the same date as the last amortized payment].

This Note may be prepaid only as permitted in the Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the five percent (5%) above the Designated Rate. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

I-1

If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws principles.

TDG ACQUISITION COMPANY, LLC

By:
Name:
Its:

I-2

EXHIBIT J

Compliance Certificate

TO:	SQN VENTURE INCOME FUND II, LP

FROM:	TDG ACQUISITION COMPANY, LLC

The undersigned authorized officer of TDG ACQUISITION COMPANY, LLC hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Lender, dated as of September [   ], 2020 (the “Agreement”), (i) except as noted below, Borrower is in complete compliance for the period ending _______________ with all required covenants and (ii) except as noted below, all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except to the extent such representations and warranties are made as of a specified date in which case such representations and warranties are true and correct in all material respects as of such specified date. The Officer further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) (subject the absence of footnotes and year-end audit adjustments) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Financial Covenant	Required	Actual		Complies

Minimum Cash	[ ]	$____________	Yes	No

Comments Regarding Exceptions: [See Attached].

Sincerely,

SIGNATURE

TITLE

DATE

J-1